Investor Presentation March 2025

Forward-Looking Statements This presentation contains forward-looking statements (“FLS”) which are protected as FLS under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance CVR Energy, Inc. (together with its subsidiaries, “CVI”, “CVR Energy”, “we”, “us” or the Company”) will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: safe and reliable operations; compliance with regulations; ability to minimize environmental impacts and create value; segment reporting; financial performance and forecasts; profitable growth; crude oil capacities; strategic value of our locations; access to crude oil and condensate fields and price-advantaged sources; liquid volume yields; renewable diesel unit capacity; feedstock pretreater benefits; ability to process lower-cost renewable feedstocks; ownership of CVR Partners common units and its general partner; fertilizer segment feedstock diversity, costs, and utilization rates; strategic priorities including our ability to improve EH&S performance, refocus capital spend, focus on projects critical to safe and reliable operations, achieve cost cutting initiatives, preserve and strengthen our balance sheet and liquidity, pay dividends, deliver high value neat crude oils to our refineries, maximize netbacks, identify opportunities to improve margin capture, secure Small Refinery Exemptions, process feedstocks with lower CI, improve reliability and optimize feedstocks at our fertilizer plants; ability to create long term value, optimize assets, invest in high return projects, improve feedstock supply, achieve capture rates and product placement, protect the balance sheet, and provide above average cash returns to investors; asset utilization and reduction of downtime exposure; capex allocations; timing of turnarounds at times with lower opportunity cost; investments to diversify and enhance core assets; IRR targets including for renewables-focused investments; merger and acquisition opportunities; investment profile; ability to generate cash; debt levels and capital structure, including in relation to peers; timing and amount of our dividends/distributions, if any, or the suspension thereof; duration of the current margin environment and our ability to navigate market conditions; crude oil capacity and throughput and factors impacting same; complexity and quality of our facilities; optionality of our crude oil sourcing and marketing network; access to production; storage capacity and space on and direction of pipelines we utilize; JV businesses; ability to maximize refined product netbacks; participation in renewable fuel blending economics; sales of blended products; RIN generation and capture; product sales outlets; product mix; economics of crude oil sales at Cushing, OK; macro environment; gasoline and diesel supply and demand; product inventories; crack spreads and crude oil differentials (including our exposure thereto); renewable diesel margin and factors impacting same; RIN and LCFS credit pricing; availability and benefits of the BTC and PTC; ability and any decisions to return converted hydrotreater to hydrocarbon processing following renewable conversion; ability to regain lost hydrocarbon processing capacity following renewable conversion; uncertainty of government credit programs that support renewables profitability; decisions to pursue and market renewables growth projects including sustainable aviation fuel opportunities; capital, growth and turnaround expenditures and timing therefor; duration and timing of turnarounds; ability to minimize distribution costs and maximize net back pricing in our fertilizer segment; logistics optionality and production sustainability of our fertilizer business; feedstock diversification at our Coffeyville fertilizer facility, including the economics thereof; access to transportation for our products, including via rail; nitrogen fertilizer facility capacity, production, utilization, and feedstock type and cost; global and domestic nitrogen fertilizer supply, demand and consumption; farmer economics and cost structure; impact of fertilizer on crop yields; European nitrogen fertilizer production, including curtailments thereof; U.S. imports and exports of nitrogen fertilizer; trade restrictions and tariffs impacting our business; nitrogen fertilizer pricing, including the drivers thereof; corn demand, stocks, uses, pricing, consumption, production, planting and yield, including the drivers thereof; corn exports; ethanol demand; grain and corn pricing; domestic nitrogen fertilizer market conditions; nitrogen fertilizer application rates; fertilizer inventory levels and factors impacting same; corn planted acre levels; harvest timing; carryout inventories of corn and soybeans; impact of weather conditions on our business, including droughts; natural gas pricing, including impacts thereof on nitrogen fertilizer production; corn futures pricing; nitrogen fertilizer sales revenue; reserves for maintenance and growth capex in our segments; EBITDA and adjusted EBITDA; overhead and SG&A costs; distributions from our 45Q JV; intentions of our controlling shareholder regarding ownership of our common stock, CVR Partners common units and potential strategic transactions involving us or CVR Partners; potential operating hazards, including the impacts of fires at our facilities; impacts of plant outages on our results; carbon capture and emission reduction opportunities; benefits of our business transformation segregating our renewables business and operations; and other matters. You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA and Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Market and Industry Data The market and industry data included in this presentation is based on a variety of sources, including independent industry publications, government publications and other published independent sources, information obtained from customers, distributors, suppliers, trade and business organizations and publicly available information (including the reports and other information our competitors file with the Securities and Exchange Commission, which we did not participate in preparing and as to which we make no representation), as well as our good faith estimates, which have been derived from management’s knowledge and experience in the areas in which our business operates. Estimates of market size and relative positions in a market are difficult to develop and inherently uncertain. Accordingly, investors should not place undue weight on the industry and market share data presented in this presentation.

Mission and Values Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork, diversity and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. Our core values are driven by our people, inform the way we do business each and every day and enhance our ability to accomplish our mission and related strategic objectives. Our mission is to be a top tier North American renewable fuels, petroleum refining, and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. 2

3 CVR Energy (NYSE: CVI) is a diversified holding company, formed in 2006, primarily engaged in the petroleum refining and marketing industry, the renewable fuels industry, and the nitrogen fertilizer manufacturing industry through its interest in CVR Partners, LP, a publicly traded limited partnership (“CVR Partners”). CVR Energy has three primary business segments: Petroleum, Renewables and Nitrogen Fertilizer. Petroleum Refining Renewable Diesel Nitrogen Fertilizer • Two strategically located Mid-Continent refineries close to Cushing, Oklahoma. • Total nameplate crude oil capacity of 206,500 bpd; average complexity rating of 10.8. • Direct access to crude oil and condensate fields in the Anadarko and Arkoma Basins. • Complementary logistics assets and access to key pipelines provide a variety of price-advantaged crude oil. supply options – 100% exposure to Brent - WTI crude oil differential. • Historically high product yield vs peers: 97% liquid volume yield and 92% yield of gasoline and distillate1. • CVR Energy owns the general partner and 37% of the common units of CVR Partners, LP (NYSE: UAN). • Two strategically located facilities serving the Southern Plains and Corn Belt. • Primarily engaged in the production of the nitrogen fertilizers ammonia and urea ammonium nitrate (UAN). • Diverse feedstock exposure through petroleum coke and natural gas. • Wynnewood hydrocracker converted to renewable diesel service in April of 2022; current rated capacity of 80 million gallons per year. • Feedstock pretreater began operations in March of 2024 and enables processing of crude degummed soybean oil and inedible corn oil, providing lower cost feedstocks and improved yields of renewable diesel compared to purchasing pre-treated feeds. • Renewable Diesel unit capitalizes on Wynnewood’s strategic location in the farm belt with access to a wide variety of feedstock supply. (1) Based on total throughputs; for the twelve months ended December 31, 2024. Company Overview

Strategic Priorities Focus on EH&S Performance Preserve Cash Flow Maintain Balance Sheet & Liquidity Focus on Crude Oil Quality & Differentials Improve Margin Capture Focusing on improvements in Environmental, Health and Safety Matters – Safety is Job #1 Consolidated Total Recordable Incident Rate (“TRIR”) declined approximately 20% in 2024 compared to 2023, including declines of approximately 18% in the Petroleum Segment and approximately 29% in the Nitrogen Fertilizer Segment. We consider safe, reliable and environmentally responsible operations critical to improving EH&S performance. Refocusing capital spending on projects that are in flight and those critical to safe, reliable operations while also working on internal cost cutting initiatives Focused on executing the turnaround underway at the Coffeyville refinery safely and efficiently. Given current market conditions, we expect to focus capital spending on projects supportive of safe, reliable operations and projects currently underway. Also working on internal cost cutting initiatives, including limited hiring and eliminating waste wherever possible. Positioning to strengthen the balance sheet to navigate current market conditions Preserving our balance sheet with total liquidity position of approximately $1.1 billion excluding CVR Partners at the end of 4Q 2024. Total liquidity comprised of $896 million of cash and availability under the CVR Energy ABL of $238 million. • Dividend suspended in 3Q and 4Q 2024 to maximize liquidity and support turnaround operations currently in process. • Closed $325 million Term Loan Credit Facility and sold Midway JV interest for gross proceeds of $90 million to further enhance liquidity. Leveraging our strategic location and proprietary gathering system to deliver high value neat crude oils to our refineries Ensuring our refinery configurations maximize the netbacks for the crude oils available in our operating regions. Focused on leveraging our gathering systems, trucking operations and pipelines to create the greatest value over time. Exploring opportunities to improve margin capture across all businesses through feedstock and yield optimizations In the Petroleum segment, we will aggressively pursue Small Refinery Exemptions at Wynnewood while focusing on maximizing production of distillate (diesel and jet fuel) and premium gasoline at both refineries. In the Renewables segment, we are exploring ways to increase production volumes and yield improvements while processing more low-carbon intensity (“CI”) feedstocks. In the Fertilizer segment, we are investing to improve reliability at both facilities and optimizing feedstocks at Coffeyville. 4

Capital Allocation Strategy Safety, reliability and environmental compliance are core to CVR’s management philosophy  Approximately $100MM in annual sustaining and regulatory capex, allocated to assets through a continuous assessment process.  Run-rate annual refining turnaround investment of $75MM over a five-year cycle to maximize asset utilization and reduce downtime exposure.  Optimizing significant turnaround operations to be scheduled around periods with lower opportunity cost. Strategically invest in asset development and businesses that diversify and enhance core assets  30% target IRR for traditional refining organic projects.  20% target IRR for renewables- focused investments as these assets typically garner higher multiples.  Evaluate merger and acquisition activity as opportunities arise that diversify market exposure or offer significant synergy. Maintain an attractive investment profile by focusing on free cash flow generation and balance sheet strength  Explore potential divestiture of non-core assets.  Support adequate liquidity to operate the business while returning or investing excess cash.  Maintain debt levels and capital structure profile in line with or better than peer group.  Continually re-evaluate the CVI’s dividend policy.  Create long-term value through safe, reliable operations while continuously optimizing core refining, renewables, fertilizer and associated logistics assets;  Invest in high return projects that are complimentary to existing assets and improve feedstock supply or improve capture rate and product placement;  Protect the balance sheet by maintaining appropriate liquidity, reducing cost of capital and optimizing capital structure; and  Provide above-average cash returns to investors through dividends/distributions when supported by market conditions and deemed appropriate by our Boards of Directors. 5 The decision to suspend the 3Q and 4Q dividends reflects uncertainty as to the expected duration of current market conditions taking into consideration the turnaround currently underway at the Coffeyville refinery. Key Priorities: Non-Discretionary Asset Continuity Discretionary Investment Financial Discipline & Investor Returns

Petroleum Segment Asset Footprint[2]



PHILLIPSBURG
PLAINVILLE
KELLY
KANSAS CITY
TOPEKA
CENTRAL KANSAS UPLIFT
KANSAS
WICHITA
MISSISSIPPIAN LIME FORMATION
HOOSER
COFFEYVILLE
BROOME
SHIDLER
BARNSDALL
OKLAHOMA
TULSA
CUSHING
STACK PLAY
OKLAHOMA CITY
TUTTLE
SCOOP PLAY
ARKOMA BASIN
MAYSVILLE
LOWRANCE
WYNNEWOOD
DUNCAN
VELMA
SPRINGER
MADILL
ENVILLE
CVR ENERGY ASSETS
COFFEVILLE REFINERY
WYNNEWOOD REFINERY
MAJOR CRUDE OIL STORAGE UNITS(1)
CVR LEASED PIPELINES
CVR JOINT VENTURE PIPELINES
CVR CRUDE OIL PIPELINES
MAJOR 3RD PARTY CRUDE OIL PIPELINES

Mid-Continent Refineries

Nameplate crude oil capacity of 206,500 bpd across two refineries

- 4Q 2024 total throughput of 213,703 bpd; Crude oil capacity utilization of approximately 94%
- FY 2024 total throughput of 196,278 bpd, impacted by Wynnewood planned turnaround and unplanned downtime related to adverse weather events and external power supply outages

Average complexity of 10.8

Located in Group 3 of PADD II

Crude Oil Sourcing Optionality

- Refineries are strategically located ~ 100 to 130 miles from Cushing, Oklahoma with access to domestic conventional and Canadian crude oils.
- Crude oil pipeline and truck gathering systems with access to production at the wellhead across Kansas, Nebraska, Oklahoma and Missouri.
- Historical space on key pipelines provide a variety of crude oil supply options in addition to gathered crude oils.
- Contracted space on Keystone and Spearhead pipelines for up to 35,000 bpd of Canadian crude oil deliveries.

(1) Includes assets owned and leased by CVR.
(2) As of February 27, 2025.

6

Strategically Located Mid-Con Refineries Multiple Product Sales Outlets Focused on maximizing refined product netbacks and participating in renewable fuel blending economics and internal generation of RINs whenever possible. While the two refineries have different opportunities and blending constraints, on a consolidated basis for the twelve months ended December 31, 2024:  Approximately 22% of refined product sales were across CVR’s refinery racks where we have opportunities to participate in renewable blending economics and internal generation of RINs.  Approximately 30% of product sales were across Oneok and NuStar racks where we have opportunities to participate in renewable blending economics and capture of RINs at certain locations.  Approximately 48% of product sales were to the bulk market where we do not participate in renewable blending. 7

High-Quality Refining Assets Consolidated High Utilization Rates (1) Total Throughput and Production Mix(1) (1) Based on total throughputs and production for the twelve months ended December 31, 2024. (2) CVR Energy has contracted pipeline space up to 35,000 bpd but it has historically been more economic to sell heavy crude oils in Cushing, Oklahoma. (3) Other includes natural gasoline, isobutane, normal butane and gas oil. (4) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels. Total Throughput 196,278 bpd Total Production 194,931 bpd 8 CVR’s high-quality and complex assets allow us to source and process a variety of feedstocks allowing CVR optionality to navigate crack spread volatility while maintaining high utilization rates

Constructive Refining Macro Environment 9 Source: EIA (1) Regional product demand data lagged by approximately 3 months US Gasoline Demand PADD II Gasoline Demand(1) US Diesel Demand PADD II Diesel Demand(1)

Constructive Refining Macro Environment 10Source: EIA US Gasoline Inventories PADD II Gasoline Inventories US Diesel Inventories PADD II Diesel Inventories

Renewables Segment

Wynnewood Renewable Diesel Highlights

Renewable diesel margins impacted by several factors:

- **HOBO spread** - spread between ULSD and Soybean oil prices
- **Feedstock basis** - transportation cost + premium for pretreated material
- **RINs prices** - 1.7 D4 Biodiesel RINs generated per gallon of renewable diesel produced
- **LCFS credit prices** - CI of feedstock utilized impacts value of LCFS credits
- **Other credits** – $1/gal Blenders' Tax Credit ("BTC") expired December 31, 2024; formal IRS rule making for the Clean Fuel Production Credit ("PTC") has not been issued, but likely less favorable than the BTC

Key Differentiator vs Other Projects: CVR Energy plans to retain the flexibility to return the unit to hydrocarbon processing and/or install another reactor on the diesel hydrotreater to regain lost hydrocarbon processing capacity if dictated by the margin environment and otherwise approved.



Benchmark Renewable Diesel Margins ($/gal)
$4.00
$3.00
$2.00
$1.00
$-
$(1.00)
$(2.00)
$(3.00)
Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 Jan-25
HOBO
RD Margin



Vegetable Oil Throughputs and Adjusted Gross Margin
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
$1.50
$1.20
$0.90
$0.60
$0.30
$0.00
($0.30)
($0.60)
2023
2024
4Q23
4Q24
Soybean Oil
Corn Oil
Adjusted Gross Margin per gal

Given the reliance on government credits to support profitability in the Renewables segment and the continued uncertainty around U.S. government credit programs, we are pausing active marketing of additional Renewables growth projects. We intend to continue operating the Wynnewood RDU until we get clarity on the BTC or PTC.

11

Capital Expenditures and Turnarounds Note: As of December 31, 2024.  Maintenance capex estimated at $73MM to $87MM.  Growth capex estimated at $37MM to $48MM.  Wynnewood Alky Project accounts for a significant portion of the expected 2025 growth capex spend.  Other margin capture investments include projects to increase distillate yield and facilitate production of jet fuel at the Coffeyville Refinery  Coffeyville Refinery’s large turnaround began in 1Q 2025 and is expected to last approximately 55 to 60 days, with a total cost estimate of approximately $175MM to $200MM.  Currently exploring opportunities to optimize the turnaround schedule at the Coffeyville Refinery to better balance spending and increase overall throughput volumes over the turnaround cycle.  Wynnewood’s planned turnaround completed in the spring of 2024 with a total cost of approximately $45MM. Next planned turnaround at Wynnewood currently scheduled for 2027. Petroleum & Renewables estimated 2025 Capex of $110MM - $135MM 2025 Turnaround Spending of $170MM - $180MM 12

Fertilizer Segment Asset Footprint

- Large geographic footprint serving the Southern Plains and Corn Belt regions
- Well positioned to minimize distribution costs and maximize net back pricing
- Rail loading rack at the Coffeyville facility provides significant logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points
- Production sustainability due to storage capabilities at the plants and offsite locations
- Location of the Coffeyville facility allows potential for diversification of feedstock to optimize the economics between natural gas and pet coke



WA
OR
CA
ID
NV
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MS
MI
IN
OH
KY
TN
AL
East Dubuque, IL
Coffeyville, KS
Company-Owned Nitrogen Fertilizer Facilities
Union Pacific, BNSF and shared lines
East Dubuque Facility Marketing Area

Metric	Coffeyville Facility	East Dubuque Facility
Current Ammonia / UAN Capacity	1,300 / 3,100 TPD	1,075 / 950 TPD
FY 2024 Ammonia / UAN Production Volumes	2,285 / 3,479 TPD (Consolidated)	
Feedstock	Pet Coke	Natural Gas
Distribution Methods	Rail[1] & Truck	Rail[2], Truck & Barge

(1) Coffeyville Facility carries out railcar distribution via the Union Pacific ("UP") or Burlington Northern Santa Fe ("BNSF") railroad lines.
(2) East Dubuque Facility carries out railcar distribution via the Canadian National Railway Company.

13

14 Stable Trends in Fertilizer Supply & Demand Source: USDA, Fertecon US Nitrogen SupplyCorn Stocks to Use  Fertilizers typically represent approximately 15% of farmers’ cost structure and significantly improve yields.  USDA projecting stocks to use ratio for 2024/2025 at approximately 10%. Nitrogen fertilizer pricing has stabilized recently, and U.S. producers remain at the low end of global cost curve due to low natural gas prices.  Major global nitrogen capacity build cycle largely complete in 2017/2018, and additional tons have been absorbed by the market.  Reduced global supply of nitrogen fertilizers due to production curtailments in Europe and restrictions on exports from China.  U.S. has become an exporter of nitrogen fertilizer to Europe.

Strong Demand for Corn in the U.S.

- Corn has a variety of uses and applications, including feed grains, ethanol for fuel, and food, seed and industrial (FSI)
- Feed grains
  - ~96% of domestic feed grains are supplied by corn
  - Consumes ~39% of annual corn crop(1)
- Ethanol
  - Consumes ~36% of annual corn crop(1)
  - Drop in demand for corn in 2021 was impacted by the loss of gasoline and ethanol demand as a result of COVID-19
  - Increased export volumes more than offset temporary demand loss from ethanol
- Corn production typically driven more by yield than acres planted
- Nitrogen fertilizer is generally low on the cost curve for farmers

U.S. Domestic Corn Use



(Bushels in billions)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Feed / Residual Use
Ethanol
Seed & Industrial
1980
1984
1988
1992
1996
2000
2004
2008
2012
2016
2020

Domestic Corn Planted Acres and Yield per Acre



Million planted acres
Bushels per harvested acre
Planted acres
Yield per acre
120
100
80
60
40
20
0
200
150
100
50
0
1926
1932
1938
1944
1950
1956
1962
1968
1973
1980
1986
1992
1998
2004
2010
2016
2022

Historical Corn Pricing



($ per Bushel)
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
$4.82
Mar-15
May-16
Jul-17
Sep-18
Nov-19
Jan-21
Mar-22
May-23
Jul-24

Source: USDA Economic Research Service and USDA WASDE.

(1) Based on 2020 – 2024 average.

15

 USDA estimated 90.7 million acres of corn were planted in 2024 with harvested acres of 82.7 million and yields of 183.1 bushels per acre, resulting in carryout inventories below the ten-year average.  Harvest completed in early November and demand was high for Fall ammonia application, although weather was an issue for application in some regions. Corn Belt UAN and Ammonia market prices for 4Q approximately $250/ton and $595/ton, respectively.  Spot natural gas prices increased in the United States, approaching $4 per MMBtu, although remained well below TTF prices over $15 per MMBtu.  USDA estimates for corn yields were reduced to 179.3 bushels per acre on 90.6 million acres of corn planted, resulting in carryout inventories of approximately 10%, below the 10-year average. Initial expectations for 2025 corn planted acres range between 91 and 94 million acres.  Inventories of nitrogen fertilizers across the industry were tight normal starting the new year after a robust fall application period.  December 2025 corn futures prices over $4.70bu. With solid farm economics projected for 2025 the outlook and an expected increase in corn acres planted relative to 2024, the near-term outlook for nitrogen fertilizer demand is good.  Southern Plains to Corn Belt UAN and ammonia prices for spring delivery are approximately $300 - $335/ton and $530 - $650/ton, respectively.  Summer Ammonia and UAN fill were completed in June, and Ammonia prepay for 4Q shipment was completed in early July. Demand for nitrogen looked strong going into 4Q, consistent with the buying taking place by retailers and growers in solid financial condition. Corn Belt UAN and Ammonia prices for 4Q delivery were approximately $230 - $250/ton and $500 - $550/ton, respectively.  Grain prices softened on concerns over global demand and potential large U.S. crop production. USDA was estimating corn stocks-to-use ratio of approximately 14%. Growers were expected to apply fertilizer in the Fall at similar rates to last year in efforts to maximize yield potential in a lower price environment. 2 0 2 5 Recent Domestic Nitrogen Fertilizer Market Conditions 2 0 2 4 Summer Spring  Fertilizer application started earlier than normal and activity levels were high through March; sporadic activity in April and May allowed enough downtime for producer inventories to rebuild across the system.  USDA was estimating planted corn acreage to be 91 million in 2024, compared to 95 million in 2023.  Corn Belt and UAN and ammonia prices for spring delivery are approximately $275 - $280 per ton and $575 - $590 per ton, respectively. 16 Winter Fall

Consolidated Production Volumes(1) Consolidated Ammonia Utilization Consolidated Feedstock Costs(1) (1) For the twelve months ended December 31, 2024. (2) Excludes freight and other. Key Operating Statistics Consolidated Product Revenue(1)(2) 17

Capital Expenditures and Turnaround Expenses 18  Maintenance capex estimated at $35MM - $45MM.  Growth capex estimated at $20MM - $25MM.  Growth capex projects planned for 2025 primarily focused on debottlenecking and reliability projects, including water and electricity upgrades at both facilities and the installation of a nitrous oxide abatement unit at Coffeyville.  Majority of planned growth capex to be funded through reserves taken in 2023 and 2024.  Next planned turnaround is at Coffeyville in 2025 with an estimated cost of approximately $13MM.  East Dubuque’s next planned turnaround is scheduled for 2026. 2025 Total Capex budget of $55MM - $70MM 2025 Turnaround expense estimated at $13MM - $17MM Note: As of December 31, 2024.

APPENDIX

20 Adjusted EBITDA represents EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends that we deem useful. Adjusted Refining Margin and Adjusted Renewables Margin represents Refining Margin and Renewables Margin adjusted for certain significant non- cash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends that we deem useful. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for the Company’s Petroleum segment divided by total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. Direct Operating Expenses per Vegetable Oil Throughput Gallon represents direct operating expenses for the Company’s Renewables segment divided by total vegetable oil throughput gallons during the period, which is calculated as total vegetable oil throughput gallons per day times the number of days in the period. EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Refining Margin represents the difference between the Company’s Petroleum segment net sales and cost of materials and other. Refining Margin and Adjusted Refining Margin per Throughput Barrel represents Refining Margin and Adjusted Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. Renewables Margin and Adjusted Renewables Margin per Vegetable Oil Throughput Gallon represents Renewables Margin and Adjusted Renewables Margin divided by the total vegetable oil throughput gallons during the period, which is calculated as total vegetable oil throughput gallons per day times the number of days in the period. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document. Non-GAAP Financial Measures

Non-GAAP Financial Measures 21 (In USD Millions) CVR Energy, Inc. 2020 2021 2022 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 2024 Net Income (loss) (320)$ 74$ 644$ 878$ 90$ 38$ (122)$ 40$ 45 Add: Interest expense and other financing costs, net of interest income 130 117 85 52 20 19 18 20 77 Add: Income tax expense (benefit) (95) (8) 157 207 17 (26) (6) (12) (26) Add: Depreciation and amortization 278 279 288 298 76 72 75 74 298 EBITDA (7)$ 462$ 1,174$ 1,435$ 203$ 103$ (35)$ 122$ 394$ Revaluation of RFS liability, unfavorable (favorable) 59 63 135 (284) (91) - 59 (57) (89) Gain on marketable securities and sale of equity method investment (34) (81) - - - - - (24) (24) Unrealized loss (gain) on derivatives, net 9 (16) 5 (32) 24 (17) 9 6 22 Inventory valuation impacts, unfavorable (favorable) 58 (127) (24) 45 (37) 1 30 20 14 Goodwill impairment 41 - - - - - - - - Call Option Lawsuits settlement - - 79 - - - - - - Adjusted EBITDA 126$ 301$ 1,369$ 1,164$ 99$ 87$ 63$ 67$ 317$

Non-GAAP Financial Measures

CVR Energy

Petroleum Segment Refining Margin and Adjusted Refining Margin (*$ in Millions*)	2020	2021	2022	2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024	2024
Net sales	$ 3,586	$ 6,721	$ 9,919	$ 8,287	$ 1,722	$ 1,795	$ 1,648	$ 1,755	$ 6,920
Less:									
Cost of materials and other	(3,288)	(6,100)	(8,488)	(6,629)	(1,432)	(1,610)	(1,604)	(1,590)	(6,236)
Direct operating expenses (exclusive of depreciation and amortization)	(319)	(369)	(426)	(406)	(103)	(118)	(100)	(101)	(421)
Depreciation and amortization	(194)	(197)	(182)	(185)	(48)	(43)	(40)	(41)	(174)
Gross profit (loss)	**(215)**	**55**	**823**	**1,067**	**139**	**24**	**(96)**	**23**	**89**
Add:									
Direct operating expenses (exclusive of depreciation and amortization)	319	369	426	406	103	118	100	101	421
Depreciation and amortization	194	197	182	185	48	43	40	41	174
Refining margin	**298**	**621**	**1,431**	**1,658**	**290**	**185**	**44**	**165**	**684**
Adjustments:									
Inventory valuation impacts, unfavorable (favorable)	58	(127)	(22)	32	(37)	-	31	12	6
Unrealized loss (gain) on derivatives, net	9	(16)	3	(30)	24	(17)	9	6	22
Revaluation of RFS liability, unfavorable (favorable)	59	63	135	(284)	(91)	(2)	59	(57)	(89)
Adjusted refining margin	**$ 424**	**$ 541**	**$ 1,547**	**$ 1,376**	**$ 186**	**$ 166**	**$ 143**	**$ 126**	**$ 623**

Petroleum Segment Refining Margin and Adjusted Refining Margin per Throughput Barrel (*$ in Millions*)	2020	2021	2022	2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024	2024
Refining margin	$ 298	$ 621	$ 1,431	$ 1,658	$ 290	$ 185	$ 44	$ 165	$ 684
Dividend by: total throughput barrels	67	76	75	76	18	17	17	20	72
Refining margin per total throughput barrel	**$ 4.44**	**$ 8.14**	**$ 19.09**	**$ 21.82**	**$ 16.29**	**$ 10.94**	**$ 2.53**	**$ 8.37**	**$ 9.53**
Adjusted refining margin	$ 424	$ 541	$ 1,547	$ 1,376	$ 186	$ 166	$ 143	$ 126	$ 623
Dividend by: total throughput barrels	67	76	75	76	18	17	17	20	72
Adjusted refining margin per throughput barrel	**$ 6.33**	**$ 7.12**	**$ 20.65**	**$ 18.11**	**$ 10.44**	**$ 9.81**	**$ 8.23**	**$ 6.45**	**$ 8.67**

Petroleum Segment Direct Operating Expenses per Throughput Barrel (*$ in Millions*)	2020	2021	2022	2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024	2024
Direct operating expenses	$ 319	$ 369	$ 426	$ 406	$ 103	$ 118	100	101	421
Divided by: total throughput (mm bbls)	67	76	75	76	18	17	17	20	72
Direct operating expenses per total throughput barrel	**$ 4.76**	**$ 4.83**	**$ 5.68**	**$ 5.34**	**$ 5.78**	**$ 6.94**	**$ 5.72**	**$ 5.13**	**$ 5.86**

22

Non-GAAP Financial Measures

CVR Energy

Renewables Segment Renewables Margin and Adjusted Renewables Margin ($ in Millions)	2022	2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024	2024
Net sales	$ 338	$ 559	$ 33	$ 63	$ 99	$ 93	$ 289
Less:							
Cost of materials and other	(342)	(537)	(29)	(58)	(78)	(79)	(245)
Direct operating expenses (exclusive of depreciation and amortization)	(24)	(28)	(6)	(8)	(9)	(8)	(31)
Depreciation and amortization	(16)	(20)	(5)	(6)	(6)	(6)	(25)
Gross profit (loss)	**(44)**	**(26)**	**(7)**	**(9)**	**6**	**-**	**(12)**
Add:							
Direct operating expenses (exclusive of depreciation and amortization)	24	28	6	8	9	8	31
Depreciation and amortization	16	20	5	6	6	6	25
Renewables margin	**(4)**	**22**	**4**	**5**	**21**	**14**	**44**
Adjustments:							
Inventory valuation impacts, unfavorable (favorable)	7	14	(1)	3	(1)	6	7
Unrealized loss (gain) on derivatives, net	5	(2)	-	-	-	-	-
Adjusted renewables margin	**$ 8**	**$ 34**	**$ 4**	**$ 8**	**$ 20**	**$ 20**	**$ 51**

Renewables Segment Renewables Margin and Adjusted Renewables Margin per Vegetable Oil Throughput Gallon ($ in Millions)	2022	2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024	2024
Renewables margin	$ (4)	$ 22	$ 4	$ 5	$ 21	$ 14	$ 44
Dividend by: total vegetable oil throughput gallons	43	82	7	12	20	17	55
Renewables margin per vegetable oil throughput gallon	**$ (0.10)**	**$ 0.27**	**$ 0.54**	**$ 0.46**	**$ 1.09**	**$ 0.79**	**$ 0.80**
Adjusted Renewables margin	$ 8	$ 34	$ 4	$ 8	$ 20	$ 20	$ 51
Dividend by: total vegetable oil throughput gallons	43	82	7	12	20	17	55
Adjusted Renewables margin per vegetable oil throughput gallon	**$ 0.18**	**$ 0.41**	**$ 0.60**	**$ 0.64**	**$ 1.02**	**$ 1.16**	**$ 0.93**

Renewables Segment Direct Operating Expenses per Vegetable Oil Throughput Gallon ($ in Millions)	2022	2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024	2024
Direct operating expenses	$ 24	$ 28	$ 6	$ 8	$ 9	$ 8	$ 31
Divided by: total throughput (mm bbls)	43	82	7	12	20	17	55
Direct operating expenses per vegetable oil throughput gallon	**$ 0.55**	**$ 0.35**	**$ 0.84**	**$ 0.71**	**$ 0.49**	**$ 0.48**	**$ 0.57**

23

Non-GAAP Financial Measures 24 (In USD Millions) CVR Partners, LP 2020 2021 2022 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 2024 Net Income (loss) (98)$ 78$ 287$ 172$ 13$ 26$ 4$ 18$ 61$ Add: Interest expense and other financing costs, net of interest income 63 61 34 29 8 8 7 7 30 Add: Depreciation and amortization 76 74 82 80 19 20 25 25 88 EBITDA 41$ 213$ 403$ 281$ 40$ 54$ 36$ 50$ 179$ Goodwill impairment 41 - - - - - - - - Adjusted EBITDA 82$ 213$ 403$ 281$ 40$ 54$ 36$ 50$ 179$

2024 & 2025 Est. Capital Expenditures 25 Growth Total Low High Low High Low High Petroleum 90$ 38$ 128$ 70$ 80$ 35$ 45$ 105$ 125$ Renewables 3 8 11 3 5 1 2 4 7 Nitrogen Fertilizer 30 7 37 35 45 20 25 55 70 Other 4 1 5 - 2 1 1 1 3 Total 127$ 54$ 181$ 108$ 132$ 57$ 73$ 165$ 205$ 2025 Estimate Maintenance Growth Total Maintenance 2024 Actual

CVR Energy, Inc. NYSE: CVI Icahn Enterprises L.P. & Affiliates Public CVR GP, LLC CVR Partners, LP NYSE: UAN Nitrogen Fertilizer Segment Subsidiaries Public 61.5 % N-E GP Interest • Non-Economic General Partner Interest (“N-E GP Interest”) • All ownership percentages are 100% unless otherwise noted and may be indirect with intervening subsidiaries omitted for simplicity. 32.8% 67.2% 36.8 % JV: 45Q Entities Other Subsidiaries JV Entity: Enable South Central Pipeline, LLC 40% 50% 1.7 % Simplified Organizational Structure Renewables Segment Subsidiaries Petroleum Segment Subsidiaries